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                                                                    EXHIBIT 12.1

                        FIRST USA, INC. AND SUBSIDIARIES

RATIO OF EARNINGS TO FIXED CHARGES FOR EACH OF THE FIVE FISCAL YEARS ENDED JUNE
           30, 1996 AND FOR THE NINE MONTHS ENDED MARCH 31, 1997

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                          NINE MONTHS
                             ENDED                  YEAR ENDED JUNE 30,
                           MARCH 31,  ---------------------------------------------------
                             1997       1996       1995       1994       1993      1992
                          ----------- ---------  ---------  ---------  --------  --------
                                            (DOLLARS IN THOUSANDS)
EARNINGS
Income before income
 taxes and extraordinary
 item...................   $266,314   $ 390,284  $ 281,599  $ 238,150  $ 65,363  $ 25,079
 Interest expense.......    332,706     391,939    305,548    201,271   147,001   167,807
 Interest portion of
  rent expense..........      5,174       5,435      3,371      2,697     2,639     2,488
                           --------   ---------  ---------  ---------  --------  --------
 Earnings including
  interest-bearing
  deposits..............    604,194     787,658    590,518    442,118   215,003   195,374
 Interest on interest-
  bearing deposits......    (69,734)   (113,435)  (149,869)  (145,555)  (92,219)  (99,854)
                           --------   ---------  ---------  ---------  --------  --------
 Earnings excluding
  interest-bearing
  deposits..............   $534,460   $ 674,223  $ 440,649  $ 296,563  $122,784  $ 95,520
                           ========   =========  =========  =========  ========  ========
FIXED CHARGES
 Interest expense.......   $332,706   $ 391,939  $ 305,548  $ 201,271  $147,001  $167,807
 Interest portion of
  rent expense..........      5,174       5,435      3,371      2,697     2,639     2,488
                           --------   ---------  ---------  ---------  --------  --------
 Fixed charges including
  interest-bearing
  deposits..............    337,880     397,374    308,919    203,968   149,640   170,295
 Interest on interest-
  bearing deposits......    (69,734)   (113,435)  (149,869)  (145,555)  (92,219)  (99,854)
                           --------   ---------  ---------  ---------  --------  --------
 Fixed charges excluding
  interest-bearing
  deposits..............   $268,146   $ 283,939  $ 159,050  $  58,413  $ 57,421  $ 70,441
                           ========   =========  =========  =========  ========  ========
RATIO OF EARNINGS TO
 FIXED CHARGES
 Including interest-
  bearing deposits......       1.79X       1.98X      1.91X      2.17X     1.44X     1.15X
 Excluding interest-
  bearing deposits......       1.99        2.37       2.77       5.08      2.14      1.36
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